NORTHERN INSTITUTIONAL FUNDS

                                   FORM N-SAR

                               File No. 811-03605

                       Fiscal Year Ended November 30, 2008

Exhibit Index

EX-99.77B: Accountant's report on internal control
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EX-99.77Q1(a): Copies of any material amendments to the registrant's charter
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or by-laws

Ex-99.77Q1(e): Copies of any new or amended Registrant investment advisory
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contracts


Exhibits

EX-99.77B: Accountant's report on internal control


EX-99.77Q1(a): Copies of any material amendments to the registrant's charter or by-laws

                                AMENDMENT NO. 12
                         TO THE DECLARATION OF TRUST OF
                          NORTHERN INSTITUTIONAL FUNDS
                          (a Delaware statutory trust)

      The undersigned hereby certifies that the following resolutions were duly adopted by the Board of Trustees of Northern Institutional Funds on September 24, 2008.

      RESOLVED, that pursuant to Article V of the Agreement and Declaration of Trust of Northern Institutional Funds (the "Trust"), an unlimited number of authorized, unissued and unclassified shares of beneficial interest of the Trust be, and hereby are, classified into three separate classes of shares designated as Shares, Service Shares and Premier Shares in the Treasury Portfolio;

      FURTHER RESOLVED, that each share of such class of the Treasury Portfolio shall have all of the preferences, conversion and other rights, voting powers, restrictions, limitations, qualifications and terms and conditions of redemption that are set forth in the Agreement and Declaration of Trust of the Trust with respect to its shares of beneficial interest; and

      FURTHER RESOLVED, that the officers of the Trust be, and each hereby is, authorized and empowered to execute and deliver any and all documents, instruments, papers and writings, including, but not limited to, any instrument to be filed with the Secretary of State of the State of Delaware, and to do any and all other acts, in the name of the Trust and on its behalf, as he, she or they may deem necessary or desirable in connection with or in furtherance of the foregoing resolutions.


Date: September 24, 2008                       /s/ Diana E. McCarthy
                                               -------------------------------
                                          Diana E. McCarthy
                                          Secretary